MID-CAP GROWTH FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 99.7%

Endo Pharmaceuticals

Holdings, Inc.*

16,338

$

435,734

CONSUMER DISCRETIONARY 24.9%

Affymetrix, Inc.*†

18,650

431,561

NVR, Inc.*†

1,034

$

541,816

Hologic, Inc.*†

6,285

431,402

Aeropostale, Inc.*†

20,420

541,130

Apria Healthcare Group,

Chico's FAS, Inc.*†

55,284

499,215

Inc.*

15,194

327,735

Urban Outfitters, Inc.*

16,816

458,404

ResMed, Inc.*†

6,211

326,264

Toll Brothers, Inc.*†

21,202

425,312

Lincare Holdings, Inc.*

9,020

317,143

Career Education Corp.*

16,889

424,590

Par Pharmaceutical Cos.,

Chipotle Mexican Grill, Inc.

Inc.*

12,757

306,168

— Class A*

2,780

408,855

Gen-Probe, Inc.*

4,686

294,890

ITT Educational Services,

Techne Corp.*†

4,307

284,477

Inc.*

4,468

380,986

Community Health

Strayer Education, Inc.

2,207

376,470

Systems, Inc.*†

7,679

283,048

Getty Images, Inc.*

12,830

372,070

Pharmaceutical Product

Corinthian Colleges, Inc.*†

23,058

355,093

Development, Inc.†

6,958

280,894

Ross Stores, Inc.

13,008

332,615

Cerner Corp.*†

3,689

208,060

Timberland Co. — Class

Henry Schein, Inc.*

3,327

204,278

A*†

18,152

328,188

Medicis Pharmaceutical

Pacific Sunwear of

Corp. — Class A†

6,479

168,260

California, Inc.*†

21,938

309,545

Covance, Inc.*

1,889

163,625

Advance Auto Parts, Inc.

7,781

295,600

Charles River Laboratories

Valassis Communications,

International, Inc.*

2,200

144,760

Inc.*†

24,214

283,062

Total Health Care

________

8,451,768

Sotheby's Holdings, Inc. —

INFORMATION TECHNOLOGY 16.6%

Class A†

7,350

280,035

Digital River, Inc.*

18,470

610,803

Matthews International

F5 Networks, Inc.*

18,420

525,338

Corp. — Class A

5,811

272,362

DST Systems, Inc.*†

5,952

491,338

Williams-Sonoma, Inc.†

10,438

270,344

Western Digital Corp.*

15,340

463,421

American Eagle Outfitters,

Silicon Laboratories, Inc.*

11,234

420,489

Inc.

12,928

268,515

Cree, Inc.*†

14,580

400,513

Warnaco Group, Inc.*

7,230

251,604

ACI Worldwide, Inc.*†

18,430

350,907

Scientific Games Corp. —

McAfee, Inc.*

8,179

306,712

Class A*

7,509

249,674

Plantronics, Inc.†

11,757

305,682

Dollar Tree Stores, Inc.*

9,601

248,858

Amphenol Corp. — Class A

6,553

303,863

Cheesecake Factory, Inc.*†

10,485

248,599

ValueClick, Inc.*

13,810

302,439

John Wiley & Sons, Inc. —

Alliance Data Systems

Class A

5,661

242,517

Corp.*†

3,787

283,987

O'Reilly Automotive, Inc.*

6,856

222,340

Global Payments, Inc.

5,950

276,794

Guess?, Inc.†

3,890

147,392

SRA International, Inc. —

Total Consumer Discretionary

________

9,035,191

Class A*

7,850

231,183

HEALTH CARE 23.3%

Fair Isaac Corp.

6,809

218,909

Sepracor, Inc.*

23,345

612,806

Harris Corp.

3,360

210,605

Psychiatric Solutions, Inc.*†

18,590

604,175

Macrovision Corp.*†

9,567

175,363

Ventana Medical Systems,

Gartner, Inc. — Class A*†

7,100

124,676

Inc.*

6,887

600,753

Total Information Technology

________

6,003,022

Intuitive Surgical, Inc.*

1,630

528,935

INDUSTRIALS 10.3%

Invitrogen Corp.*

5,620

524,964

Joy Global, Inc.

7,650

503,523

Kinetic Concepts, Inc.*†

9,350

500,786

Alliant Techsystems, Inc.*†

3,594

408,853

VCA Antech, Inc.*

10,650

471,050

Navigant Consulting, Inc.*

24,640

336,829

1

MID-CAP GROWTH FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Market

Market

Shares

Value

Shares

Value

Corporate Executive Board

Church & Dwight Co., Inc.

3,876

$

209,575

Co.

5,408

$

325,021

Total Consumer Staples

________

1,536,091

Graco, Inc.†

8,561

318,983

Total Common Stocks

Korn/Ferry International,

(Cost $33,383,912)

________

36,161,187

Inc.*

16,040

301,873

Face

Dun & Bradstreet Corp.†

3,259

288,845

Amount

Donaldson Co., Inc.

5,086

235,889

REPURCHASE AGREEMENTS 0.3%

Rollins, Inc.

11,939

229,229

Fastenal Co.†

5,546

224,169

Collateralized by U.S. Treasury

Copart, Inc.*

4,958

210,963

Obligations

Mine Safety Appliances

Mizuho Financial Group, Inc.

Co.†

3,960

205,405

issued 12/31/07 at 1.40% due

Stericycle, Inc.*†

2,594

154,083

01/02/08

$

66,563

66,563

Total Industrials

________

3,743,665

Lehman Brothers Holdings,

ENERGY 9.5%

Inc. issued 12/31/07 at

Encore Acquisition Co.*†

18,950

632,362

1.00% due 01/02/08

39,269

39,269

Frontier Oil Corp.†

10,737

435,707

Morgan Stanley issued

Cimarex Energy Co.†

9,010

383,195

12/31/07 at 1.20%

Grant Prideco, Inc.*

6,820

378,578

due 01/02/08

10,241

10,241

Denbury Resources, Inc.*

9,522

283,280

________

FMC Technologies, Inc.*

4,694

266,150

Total Repurchase Agreements

Newfield Exploration Co.*

4,784

252,117

(Cost $116,073)

________

116,073

Pioneer Natural Resources

SECURITIES LENDING COLLATERAL 12.5%

Co.†

4,930

240,781

Investment in Securities Lending Short

Quicksilver Resources,

Term

Inc.*†

3,843

229,004

Investment Portfolio Held by

Southwestern Energy Co.*

3,564

198,586

U.S. Bank

4,511,570

________

4,511,570

Cameron International

Total Securities Lending Collateral

Corp.*

3,030

145,834

(Cost $4,511,570)

_____

_____

4,511,570

Total Energy

________

3,445,594

Total Investments 112.5%

MATERIALS 6.0%

(Cost $38,011,555)

$

________

40,788,830

Cleveland-Cliffs, Inc.†

5,180

522,144

Steel Dynamics, Inc.†

8,678

516,948

Liabilities in Excess of Other

Commercial Metals Co.

16,051

472,702

Assets – (12.5)%

$

________

(4,526,193)

Terra Industries, Inc.*†

7,630

364,409

Net Assets – 100.0%

$

36,262,637

CF Industries Holdings,

*

Non-Income Producing Security.

Inc.†

2,800

308,168

†

All or a portion of this security is on loan at December 31, 2007.

Total Materials

________

2,184,371

FINANCIALS 4.9%

Jones Lang LaSalle, Inc.†

6,500

462,540

W.R. Berkley Corp.

12,330

367,557

Brown & Brown, Inc.

13,817

324,700

Eaton Vance Corp.

6,832

310,241

SEI Investments Co.

9,215

296,447

Total Financials

________

1,761,485

CONSUMER STAPLES 4.2%

Hansen Natural Corp.*†

13,267

587,596

Energizer Holdings, Inc.*

4,201

471,058

NBTY, Inc.*

9,776

267,862

2